                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported) JULY 11, 2000



                      PARK PLACE ENTERTAINMENT CORPORATION
                      ------------------------------------
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                                    --------
                 (State or other jurisdiction of incorporation)


           1-14573                                    88-0400631
           -------                                    ----------
   (Commission File Number)                (IRS Employer Identification No.)


    3930 HOWARD HUGHES PARKWAY
         LAS VEGAS, NEVADA                               89109
         -----------------                               -----
(Address of principal executive offices)               (Zip Code)


        Registrant's telephone number, including area code (702) 699-5000


                                 NOT APPLICABLE
                                 --------------
          (Former name or former address, if changed since last report)


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Item 5. Other Events

        On July 11, 2000, the Registrant entered into an agreement to sell the Las Vegas Hilton. The sale is expected to be completed by year-end and is subject to regulatory approval. The press release announcing the disposition is included as Exhibit 99.1 hereto and is incorporated herein by reference. The Registrant has revised its previous estimate, and now expects to record, in the second quarter of 2000, a non-cash net of tax book loss of approximately $36 million on the disposition.

Item 7. Financial Statements and Exhibits


(c)     Exhibits

        99.1 Press Release of Park Place Entertainment issued July 11, 2000.


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                      PARK PLACE ENTERTAINMENT CORPORATION





Dated: July 21, 2000





By:   /s/ SCOTT A. LaPORTA
   -------------------------
Name:     Scott A. LaPorta
Title:    Executive Vice President and Chief Financial Officer